Exhibit 99.1

COGENT PARTNERS, LP

CONSOLIDATED FINANCIAL STATEMENTS
AND INDEPENDENT AUDITOR’S REPORT

YEAR ENDED
DECEMBER 31, 2014

INDEPENDENT AUDITOR’S REPORT

To the Board of Managers
Cogent Partners, LP
Dallas, Texas

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Cogent Partners, LP and its subsidiaries (collectively, the Partnership) which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows for the year then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cogent Partners, LP and its subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Dallas, Texas
March 19, 2015

COGENT PARTNERS, LP

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$21,629,127
Accounts receivable from related parties	66,559
Accounts receivable	11,337,286
Prepaid expenses	352,270
Other current assets	221,931
Total current assets	33,607,173

PROPERTY AND EQUIPMENT, net	1,248,850

HELD-TO-MATURITY SECURITIES	1,932,884

OTHER ASSETS	726,853

Total assets	$37,515,760

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,692,525
State income tax payable	230,273
Foreign income tax payable	2,682,041
Other current liabilities	114,350
Guaranteed payments payable	9,230,869
Total current liabilities	16,950,058

OTHER LONG-TERM LIABILITIES	2,137,260

COMMITMENTS (Note 8)

PARTNERS’ CAPITAL:
Partners’ capital attributable to Cogent Partners, LP	18,202,051
Non-controlling interests	226,391
Total partners’ capital	18,428,442

Total liabilities and partners’ capital	$37,515,760

See accompanying notes to these consolidated financial statements.

COGENT PARTNERS, LP

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

FEES FOR SERVICES	$46,385,358

EXPENSES:
Guaranteed payments, salaries and benefits	20,903,894
General and administrative	6,929,809
Depreciation and amortization	335,844
Total expenses	28,169,547

INCOME FROM OPERATIONS	18,215,811

OTHER INCOME:
Interest income	98,503
Total other income	98,503

INCOME BEFORE INCOME TAXES	18,314,314

Foreign income taxes	104,331
State income taxes	340,282
Total income taxes	444,613

NET INCOME	17,869,701

LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	448,040

NET INCOME ATTRIBUTABLE TO COGENT PARTNERS, LP	$17,421,661

See accompanying notes to these consolidated financial statements.

COGENT PARTNERS, LP

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2014

NET INCOME	$17,869,701

OTHER COMPREHENSIVE LOSS –
Foreign currency translation adjustments, net of related income taxes	(305,514)

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	448,040

COMPREHENSIVE INCOME	$17,116,147

See accompanying notes to these consolidated financial statements.

COGENT PARTNERS, LP

CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2014

								Total
								Partners’
							Accumulated	Capital
			Limited Partners				Other	Attributable to		Total
	General Partner		Preferred		Common		Comprehensive	Cogent	Non-controlling	Partners’
	Units	Amount	Units	Amount	Units	Amount	Income/(Loss)	Partners, LP	Interests	Capital

BALANCE, January 1, 2014	100	$2,399	13,582	$1,002,266	118,463	$12,219,973	$101,925	$13,326,563	$30,239	$13,356,802

Distributions	-	(8,727)	-	(1,640,460)	-	(10,197,174)	-	(11,846,361)	(251,888)	(12,098,249)
Partner unit issuances	-	-	-	-	165	74,537	-	74,537	-	74,537
Repurchase of partner units	-	(379)	(700)	(21,427)	-	(447,029)	-	(468,835)	-	(468,835)
Comprehensive income:
Foreign currency translation	-	-	-	-	-	-	(305,514)	(305,514)	-	(305,514)
Net income	-	12,759	-	2,326,538	-	15,082,364	-	17,421,661	448,040	17,869,701

Comprehensive income	-	12,759	-	2,326,538	-	15,082,364	(305,514)	17,116,147	448,040	17,564,187

BALANCE, December 31, 2014	100	$6,052	12,882	$1,666,917	118,628	$16,732,671	$(203,589)	$18,202,051	$226,391	$18,428,442

See accompanying notes to these consolidated financial statements.

COGENT PARTNERS, LP

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,869,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	335,844
Unit-based compensation	108,743
Changes in operating assets and liabilities:
Accounts receivable	(9,013,031)
Prepaid expenses and other	(7,619)
Other assets	(153,877)
Accounts payable and accrued expenses	1,076,537
State income taxes payable	101,332
Foreign income tax payable	2,366,647
Other liabilities	(271,037)
Guaranteed payments payable	7,391,087
Net cash provided by operating activities	19,804,327

CASH FLOWS FROM INVESTING ACTIVITIES –
Purchases of property and equipment	(637,114)
Net cash used in investing activities	(637,114)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from partner unit issuances	74,537
Repurchase of partner units	(468,835)
Distributions to non-controlling interest holders	(251,888)
Distributions to partners	(11,846,361)
Net cash used in financing activities	(12,492,547)

Effect of exchange rate changes on cash	(305,514)

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,369,152

CASH AND CASH EQUIVALENTS, beginning of year	15,259,975

CASH AND CASH EQUIVALENTS, end of year	$21,629,127

SUPPLEMENTAL INFORMATION:
Cash paid for income taxes	$482,725

See accompanying notes to these consolidated financial statements.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Cogent Partners, LP (“Cogent”) is a limited partnership organized under the laws of the State of Texas. Cogent began operations in February 2002, and provides investment consulting and advisory services to institutional private equity investors and other related institutions. The General Partner is Cogent GP, LLC, a Texas limited liability company.

The consolidated financial statements of Cogent include the accounts of its wholly owned subsidiary, Cogent Partners Asia PTE. LTD (“CP Asia”) a limited exempt private company organized under the laws of the Republic of Singapore, and the accounts of Cogent Partners Europe, LLP (“CP Europe”), a registered broker-dealer based in London, England, of which Cogent owns a 98.99% limited partnership interest, and the accounts of CP Cogent Securities, LP (“CPCS”), a registered broker-dealer and limited partnership organized under the laws of the State of Texas, of which Cogent owns a 99.9% limited partnership interest (collectively, the “Partnership”). CP Asia was incorporated on the May 12, 2014 and began operations in June 2014. CPCS was organized in October 2002 and began operations on April 1, 2003. CPCS assists investors in reselling their private equity portfolios to institutional buyers and accredited investors in nonpublic transactions in the secondary market. CP Europe began operations in 2006. Intercompany balances and transactions are eliminated in consolidation.

The limited partners shall not be personally liable for any of the debts or obligations of the Partnership, and the liability of any limited partner to the Partnership shall be limited to the balance of their individual capital account balance.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, amounts due from banks, and all highly liquid investments with initial maturities of three months or less. The Partnership maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Partnership has not experienced any losses from such accounts and believes it is not exposed to any significant risk of loss.

Accounts Receivable
Accounts receivable consist of transaction, consulting, and advisory fees. The Partnership does not extend credit to its clients. No interest is charged on past due balances. Management analyzes accounts receivable on a periodic basis and accounts are reserved when they are considered doubtful and written off when they are deemed uncollectible. At December 31, 2014, all accounts receivable were considered collectible and an allowance for doubtful accounts unnecessary. The Partnership wrote off the balance of $27,273 due to a client in bankruptcy for the year ended December 31, 2014.

Concentrations of Credit Risk
For the year ended December 31, 2014, three customers accounted for 22.2% of consolidated transaction fee revenues, which represented 12.9% of outstanding receivables. Two other customers accounted for 29.7% of total accounts receivable at December 31, 2014.

The Partnership’s customer base is non-recurring and management believes the loss of these customers would not have a material impact on the financial statements.

Fair Value of Financial Instruments
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, and accrued expenses approximate fair value because of the short maturities of these instruments.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

Held-to-Maturity Securities
The Partnership holds certain securities investments with positive intent to hold to maturity that are classified as held-to-maturity and recorded at amortized cost.

Accumulated Other Comprehensive Income
Accumulated other comprehensive income, which is reported in the accompanying consolidated statement of equity and comprehensive income, consists of gains and losses affecting equity that are excluded from net income under accounting principles generally accepted in the United States of America. The components of accumulated other comprehensive income consist of foreign currency translation gains and losses.

Foreign Currency Translation
The primary currency in which Cogent conducts business is the U.S. dollar. Assets and liabilities of subsidiaries and investments for which the functional currency is other than the U.S. dollar are translated at the current exchange rate at each reporting period. Contributed capital accounts are translated using the historical rate of exchange when capital is contributed. Income statement items for these investments are translated at the average exchange rate over the reporting period. The resulting translation adjustment is recorded as a separate component of accumulated comprehensive income in the Partnership’s consolidated statements of changes in partners’ capital and other comprehensive income.

Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives or over the lease term for leasehold improvements, which range from three to ten years. Depreciation and amortization expenses are included in operating expenses on the statement of operations. Such expenses amounted to $335,844 for the year ended December 31, 2014. Routine maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs.

Revenue Recognition
Fees for services are recognized as revenue at the close of the transactions on which the fees are based or when consulting and advisory services are performed.

Income Taxes
Because the Partnership is a limited partnership, the income or loss of the Partnership for federal income tax purposes is included in the tax returns of the individual partners. Accordingly, no recognition has been given to federal income taxes in the accompanying financial statements.

Certain states require the Partnership to pay taxes, and they are recorded as state income tax expense in the accompanying statement of income.

The Partnership’s nexus in domestic and foreign jurisdictions expose the partners to income tax reporting in those jurisdictions. The Partnership has elected to file composite returns on behalf of its partners in foreign jurisdiction and has reflected those payments as distributions to partners.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

Based on management’s analysis, the Partnership did not have any uncertain tax positions as of December 31, 2014. The Partnership’s federal income tax returns for the periods subsequent to December 31, 2010 remain open for examination by taxing authorities. State income tax returns for Texas and New York for the periods subsequent to December 31, 2009 and 2010, respectively, remain open for examination by taxing authorities. Interest and penalties, and the associated tax expense related to uncertain tax positions, when applicable, will be recorded in income tax expense as the positions are recognized. At December 31, 2014, there were no income tax interest or penalty items recorded in the income statement or as a liability on the balance sheet.

Guaranteed Payments Payable
Guaranteed payments are considered compensation expense for financial reporting purposes. Guaranteed payments payable represents compensation expenses due to partners. At December 31, 2014, Cogent owed a total of $9,230,869 in guaranteed payments to partners.

Equity Incentive Plan
On June 1, 2006, Cogent adopted the Cogent Partners, LP Equity Incentive Plan (the “Incentive Plan”) to award employees based on specific performance goals. Units granted under the Incentive Plan are payable in cash at certain dates specified in grant letters issued under the Incentive Plan. The values of units granted are determined on the date of grant by a committee of senior managing directors of Cogent. Cogent records a liability for amounts payable under the Incentive Plan which are subject to changes based on certain measurements of the Partnership’s operating performance.

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the assessment of potentially doubtful accounts, assessments of potential impairment of long-lived assets, the fair value of unit-based compensation, and the provision for state income taxes. Because of the inherent uncertainties related to these estimates, it is at least reasonably possible that the estimates used will change within the near term.

Non-controlling Interest
Cogent holds a direct controlling interest in CP Europe and CPCS and, accordingly, consolidates the accounts of CP Europe and CPCS with its accounts. Non-controlling interest represents the proportionate share of the equity in CP Europe and CPCS held by other parties. Income and losses are allocated based on the non-controlling interest holder’s percentage ownership during the year.

2.	NET CAPITAL REQUIREMENTS

CPCS is subject to the Securities and Exchange Commission’s Uniform Net Capital Rule (15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined in 15c3-1, shall not exceed 15 to 1.

At December 31, 2014, the Partnership had net capital of $9,101,491, which was $8,722,910 in excess of its minimum net capital requirement of $378,581. The Company handled no customer securities or accounts during the year ended December 31, 2014 and, accordingly, is not subject to the requirements under SEC Rule 15c3-3.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

3.	HELD-TO-MATURITY SECURITIES

Held-to-maturity securities include corporate bonds. Management intends to hold these investments to maturity, and the investments are recorded at amortized cost. At December 31, 2014, the Partnership’s foreign currency risk exposure on certain held-to-maturity securities related to volatility in the value of the British pound.

Management evaluates securities for other-than-temporary impairment at least on an annual basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to: (1) the length of time and the extent to which the fair value has been less than cost; (2) the financial condition and near-term prospects of the issuer; and (3) the intent and ability of the Partnership to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The Partnership believes there was no impairment at December 31, 2014.

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

2014
Furniture and fixtures	$1,188,720
Computer equipment	871,165
Leasehold improvements	1,358,034
3,417,919
Less: Accumulated depreciation and amortization	(2,169,069)
$1,248,850

5.	RELATED PARTY TRANSACTIONS

On December 31, 2012 Cogent Partners, LP assigned it’s 99.9% limited partner interest in CP Cogent Asset Management, LP to Colin McGrady. Colin McGrady remained a partner of Cogent Partners, LP and on February 27, 2013 a Memorandum of Understanding (the “MOU”) was fully executed effective as of December 31, 2012. In the MOU Cogent Partners, LP agreed to administer benefits and incremental expenses on behalf of CP Cogent Asset Management, LP for a period of two years beginning with the finalization of a wind down agreement with CP Cogent Asset Management, LP and Cambium Global Timberland Limited. CP Cogent Asset Management, LP incurred expenses totaling $355,092 for the year ended December 31, 2014. At December 31, 2014, $66,559 is due from CP Cogent Asset Management, LP for expenses processed and reflected on the balance sheet as accounts receivable from related parties.

6.	RETIREMENT PLAN

Cogent sponsors a contributory retirement plan (the “Plan”) for its employees. The Plan is intended to qualify for tax-deferred treatment under Section 401(k) of the Internal Revenue Code. Cogent may make discretionary matching and profit-sharing contributions to the Plan. Cogent’s discretionary contributions vest over six years at 20% per year, beginning with the second year of employment. Expenses with respect to the Plan for the year ended December 31, 2014 were $397,806.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

7.	UNIT-BASED AWARDS

Equity Incentive Plans
Units issued and outstanding at December 31, 2014 are scheduled to be paid in cash according to certain restrictions as defined in the Incentive Plan. The Partnership’s liability under the Incentive Plan is included in other long-term liabilities and amounted to $1,725,297 at December 31, 2014. The compensation expense for 2014 was $108,743.

8.	COMMITMENTS

Cogent leases office space and data services equipment under various operating lease agreements. Rent expense for the year ended December 31, 2014 was $1,377,801.

Scheduled future maturities of noncancelable operating leases are as follows for the years ending December 31:

2015	$1,549,504
2016	1,456,957
2017	1,333,530
2018	1,207,348
2019	518,943
$6,066,282

9.	PARTNERS’ CAPITAL

Cogent’s income and losses are allocated first to the partners holding preferred units, based on the ratio of units owned to the sum of the total preferred units outstanding, plus 72,000 common units, plus the number of common units issued pursuant to a conversion of preferred units. Any remaining income or loss is then allocated to the partners holding common units, including the general partner, in accordance with their relative percentages of total common units outstanding. Holders of preferred units in Cogent are entitled to preferential distributions of: 1) any available cash on each distribution reference date, as defined in the partnership agreement; 2) net proceeds of a capital transaction; and 3) liquidating distributions, as defined in the partnership agreement. CPCS’s and CP Europe’s income and losses are allocated pro rata in accordance with each partner’s respective interest. Losses or credits are not allocated pro rata if they would cause a deficit balance in a partner’s capital account.

The Partnership declared and paid distributions to shareholders in the amount of $12,098,249 during the year ended 2014.

During 2014, the Partnership redeemed 700 preferred units for $468,835 from the existing partners and subsequently sold 116.91 preferred units for $74,537 then immediately converted the preferred units to 165.32 common units.

During 2014, no new partners were admitted to the Partnership.

COGENT PARTNERS, LP

NOTES TO FINANCIAL STATEMENTS

10.	SUBSEQUENT EVENTS

The Partnership has evaluated subsequent events through March 19, 2015, the date these financial statements were available for issuance. Material subsequent events are as follows:

In January 2015, the Partnership sold 583.09 preferred units for $244,751 then immediately converted the preferred units to 645.81 common units.

In January 2015, the Partnership repurchased 725 common units from limited partners in the amount of $325,150 and immediately sold the units to Bernhard Engelien for $325,150.

11.	EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT

On March 31, 2015, Cogent entered into a note purchase agreement to liquidate the entirety of their Held-to-Maturity investments. Cogent agreed to sell the Held-to-Maturity investments with combined interests in Prime Edge for EUR 1,972,207 equal to 83% of 12/31/2014 net asset value and a carrying value of $1,834,785. Cogent recorded a gain of $304,194 on the sale. This sale was required under the acquisition by Greenhill & Co, Inc. (“Greenhill”).

On April 1, 2015, Greenhill acquired the Partnership. Pursuant to the Unit Purchase Agreement (as amended, the “Unit Purchase Agreement”) among the equity holders of the Partnership and Greenhill, Greenhill acquired 100% ownership of the Partnership in exchange for a combination of (i) approximately $44.0 million in cash and 779,460 shares of Greenhill common stock paid at the closing of the acquisition and (ii) approximately $18.9 million in cash plus 334,054 shares of Greenhill common stock payable in the future if certain agreed revenue targets are achieved.

On April 21, 2015, Greenhill Cogent Holdings, LP (formerly known as Cogent Partners, LP) first filed a declaratory judgment action in Texas seeking declaration that it does not owe a fee to Keefe, Bruyette & Woods (“KBW”) KBW for Greenhill’s acquisition of Cogent.  On April 24, 2015, KBW filed a case in federal court in New York. KBW seeks a fee of less than $2,000,000.  Although there is a dispute whether Greenhill Cogent owes a fee to KBW for the Greenhill acquisition, Greenhill Cogent believes that it has good defenses to this claim and intends to vigorously defend against it and as such has not accrued for the fee. Under the terms of the Unit Purchase Agreement a portion of the consideration paid at closing was placed in escrow to fund the amount, if any, determined to be payable related to the fee sought by KBW.

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